Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF

BITE Acquisition Corp.

THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time (the “DGCL”), hereby adopts the following Certificate of Incorporation (the “Certificate”) for such corporation:

Article I
NAME

The name of the corporation is Bite Acquisition Corp. (the “Corporation”).

Article II
REGISTERED AGENT

The street address of the initial registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, and the name of the Corporation’s initial registered agent at such address is Corporation Service Company.

Article III
PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV
CAPITALIZATION

Section 4.1            Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 101,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The powers, preferences and relative, participating, optional and other special rights of the respective classes of the Corporation’s capital stock or the holders thereof and the qualifications, limitations and restrictions thereof are as follows:

Section 4.2             Preferred Stock.

(a)               The Preferred Stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the Corporation (the “Board”) and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

(b)               The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to another provision of this Certificate, including any Preferred Stock Designation.

Section 4.3            Common Stock.

(a)               The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation.)

(b)               Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)               In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4            Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Article V

INCORPORATOR

The name and mailing address of the incorporator is as follows:

Name	Address
Jason T. Simon	Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1000 McLean, VA 22102

Article VI
DIRECTORS

Section 6.1            Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the By Laws (the “By Laws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate and any By Laws adopted by the stockholders; provided, however, that no By Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such By Laws had not been adopted.

Section 6.2            Election. Unless and except to the extent that the By Laws shall so require, the election of directors need not be by written ballot.

Article VII
BY LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the stockholders.

Article VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1            Limitation of Personal Liability. No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.2            Indemnification.

(a)               Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was a director or officer, employee or agent of the Corporation or, while a director or officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

(b)               The rights conferred on any Covered Person by this Section 8.2 shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate, the By Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)               Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)               This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

Article IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Certificate and the DGCL; and except as set forth in ARTICLE VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.

[Signature page follows]

IN WITNESS WHEREOF, the incorporator of the Corporation hereto has caused this Certificate of Incorporation to be duly executed as of September 29, 2020.

By:	/s/ Jason T. Simon
	Name:	Jason T. Simon
	Title:	Incorporator

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